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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 8, 1999



                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


         0-20243                                           41-1673770
(Commission File Number)                       (IRS Employer Identification No.)


 6740 SHADY OAK ROAD, MINNEAPOLIS, MN                      55344-3433
  (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (612) 947-5200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

ValueVision International, Inc. Announces Strategic Alliance with NBC and GE Capital

         On March 8, 1999 ValueVision International, Inc. ("ValueVision" or the "Company") entered into a strategic alliance with the National Broadcasting Company, Inc. ("NBC") and G.E. Capital Equity Investments, Inc. ("GE Capital"). Pursuant to the terms of the transaction, NBC and GE Capital have agreed to jointly acquire 19.9% of ValueVision (consisting of 5,339,500 shares of Series A Redeemable Convertible Preferred Stock, and a warrant to acquire 1,450,000 shares of Common Stock) for aggregate consideration of approximately $56.0 million (or approximately $8.29 per share). In addition, ValueVision will issue NBC and GE Capital a warrant to increase their aggregate equity stake to 39.9%, subject to approval of ValueVision's shareholders ("Shareholder Approval"). NBC will also have the exclusive right to negotiate on behalf of ValueVision for the distribution of its television home shopping service.

Investment Agreement

         Pursuant to an Investment Agreement by and between ValueVision and GE Capital dated March 6, 1999 (the "Investment Agreement"), ValueVision will sell to GE Capital 5,339,500 shares of Series A Redeemable Convertible Preferred Stock, $.01 par value (the "Preferred Stock") for an aggregate of $44,265,000 (or approximately $8.29 per share). The Preferred Stock is convertible into an equal number of shares of ValueVision's Common Stock, $.01 par value ("Common Stock"), subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Capital is entitled to designate a nominee to the Board of Directors (the "ValueVision Board") of ValueVision (see discussion under "Shareholder Agreement" below), the holders of the Preferred Stock shall be entitled to a separate class vote on the directors subject to nomination by NBC and GE Capital. During such period of time, such holders will not be entitled to vote in the election of any other directors, but will be entitled to vote on all other matters put before shareholders of ValueVision (including on the matter involving approval of the Investment Warrant described below) on an as converted basis. Consummation of the sale of the Preferred Stock (the "Initial Closing") is subject to clearance of the transaction with the Federal Trade Commission and the Department of Justice (collectively "Governmental Clearance"), and with respect to approximately 1.6 million shares of the Preferred Stock, is subject to Shareholder Approval. In addition to failing to obtain the Governmental Clearance, the Investment Agreement may be terminated by mutual consent or if the Initial Closing is not consummated by August 31, 1999.

         The Investment Agreement also provides that ValueVision will issue GE Capital a common stock purchase warrant (the "Investment Warrant") to acquire the number of shares of the Common Stock that would result in the combined beneficial ownership by GE Capital and NBC of 39.9% of ValueVision at the time of exercise subject to certain limitations set forth in the Investment Warrant. The Investment Warrant is immediately exercisable, has a term of 5 years from the date of issuance and its exercise price during the first two years of the term of the Investment Warrant is the greater of (i) the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise, (ii) the 150-day average closing price of the underlying Common Stock ending on the trading day prior to exercise, or (iii) $12 per share, and during the last three years of the term of the Investment Warrant is the greater of (i) the 45-day average closing price of the underlying Common Stock ending on the trading day prior to the exercise or (ii) $15 per share. Issuance of the Investment Warrant (the "Second Closing"), in addition to obtaining the Governmental Clearance noted above, is also subject to Shareholder Approval.



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Shareholder Agreement

         Pursuant to the Investment Agreement, upon closing of the sale of the Preferred Stock, ValueVision and GE Capital will enter into a Shareholder Agreement (the "Shareholder Agreement") providing for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) provides that GE Capital and NBC will be entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% (or 75% if Shareholder Approval is not obtained) of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock" (or 50% of their initial beneficial ownership if Shareholder Approval is not obtained). GE Capital and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the ValueVision Board in certain circumstances.

         All committees of the ValueVision Board will include a proportional number of directors nominated by GE Capital and NBC. The Shareholder Agreement also requires the consent of GE Capital prior to ValueVision entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances, as defined), as well as taking any of the following actions: (i) issuance of more than 15% of the total voting shares of ValueVision in any 12 month period (25% in any 24 month period), (ii) payment of quarterly dividends in excess of 4% of ValueVision's market capitalization (or repurchases and redemption of Common Stock with certain exceptions), (iii) entry by ValueVision into any business not ancillary, complementary or reasonably related to ValueVision's current business, (iv) acquisitions (including investments and joint ventures) or dispositions exceeding the greater of $35.0 million or 10% of ValueVision's total market capitalization, or (v) incurrence of debt exceeding the greater of $40.0 million or 30% of ValueVision's total capitalization.

         Pursuant to the Shareholder Agreement, so long as GE Capital and NBC have the right to name at least one nominee to the ValueVision Board, ValueVision will provide them with certain monthly, quarterly and annual financial reports and budgets. In addition, ValueVision has agreed not to take actions which would cause the Company to be in breach of or default under any of its material contracts (or otherwise require a consent thereunder) as a result of acquisitions of the Common Stock by GE Capital or NBC. ValueVision also is prohibited from taking any action that would cause any ownership interest of certain FCC regulated entities from being attributable to GE Capital, NBC or their affiliates.

         The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), and with certain limited exceptions, GE Capital and NBC shall be prohibited from: (i) any asset/business purchases from ValueVision in excess of 10% of the total fair market value of ValueVision's assets, (ii) increasing their beneficial ownership above 39.9% of ValueVision's shares, (iii) making or in any way participating in any solicitation of proxies, (iv) depositing any securities of ValueVision in a voting trust, (v) forming, joining, or in any way becoming a member of a 13D Group with respect to any voting securities of ValueVision, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of ValueVision, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to ValueVision any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving ValueVision , or nominating any person as a director of ValueVision who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of ValueVision. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the ValueVision Board, or the ValueVision Board pursues such a transaction, or engages in negotiations or provides information to a third party and the ValueVision Board has not resolved to terminate such discussions, then GE Capital or NBC may propose to the Company a tender offer or business combination proposal.


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         In addition, unless GE Capital and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Capital and NBC shall not sell, transfer or otherwise dispose of any securities of ValueVision except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by ValueVision, (iii) pursuant to a third party tender offer, provided that no shares of Common Stock may be transferred pursuant to this clause (iii) to the extent such shares were acquired upon exercise of the Investment Warrant on or after the date of commencement of such third party tender offer or the public announcement by the offeror thereof or that such offeror intends to commence such third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which ValueVision is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act, or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause (v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

         The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by ValueVision of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), and (v) six months after GE Capital and NBC can no longer designate any nominees to the ValueVision Board. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause
(v)), GE Capital and NBC's beneficial ownership position may not exceed 39.9% of the ValueVision fully-diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for ValueVision.


Registration Rights Agreement

         Pursuant to the Investment Agreement, at the Initial Closing, ValueVision and GE Capital will enter into a Registration Rights Agreement providing GE Capital, NBC and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggy-back registration rights.


Distribution and Marketing Agreement

         NBC and ValueVision have entered into the Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of ValueVision for the distribution of its home shopping television programming service. The agreement has a 10 year term and NBC is committed to delivering an additional 10 million full time equivalent ("FTE") subscribers over the first 42 months of the term. In compensation for such services, ValueVision will pay NBC an annual fee of $1.5 million (increasing no more than 5% annually) and issue NBC a warrant (the "Warrant") to acquire 1,450,000 shares of the Common Stock. The exercise price of the Warrant is approximately $8.29 per share and vests 200,000 shares immediately, with the remainder of the Warrant vesting 125,000 shares annually over the 10 year term of the Distribution Agreement. The Warrant is exercisable for five years after vesting. Assuming certain performance criteria above the 10 million FTE homes are met, NBC will be entitled to additional warrants to acquire Common Stock. ValueVision is seeking shareholder ratification of the issuance of these additional warrants, although the issuance and exercise of such warrants are not conditioned upon obtaining such approval. ValueVision has a right to terminate the Distribution Agreement after the twenty-fourth, thirty-sixth and forty-second month anniversary if NBC is unable to meet the performance targets. If terminated by ValueVision in such circumstance, the unvested

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portion of the Warrant will expire. In addition, ValueVision will be entitled to a $2.5 million payment from NBC if ValueVision terminates the Distribution Agreement as a result of NBC's failure to meet the 24 month performance target.

         If prior to ValueVision's shareholder vote, ValueVision receives a "material transaction proposal" or "takeover proposal, " NBC has the right to
(i) terminate the Distribution Agreement or (ii) increase the annual fee payable to NBC to the greater of $5.0 million or 10% of ValueVision's annual net profits (as defined in the Distribution Agreement"). In addition, NBC may terminate the Distribution Agreement if ValueVision's shareholders do not approve the Investment Warrant or if ValueVision enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control."

Letter Agreement

         ValueVision, GE Capital and NBC have also entered into a non-binding letter of intent dated March 8, 1999 providing for certain cooperative business activities which the parties contemplate pursuing, including but not limited to, development of a private label credit card, development of electronic commerce and other internet strategies, development of programming concepts for ValueVision and cross channel promotion.

         The foregoing is only a summary of the respective agreements and is qualified in its entirety by reference to the complete agreements attached as exhibits to the Form 8-K.

         ValueVision International, Inc. is an integrated electronic and print media direct marketing company, and operates a television home shopping network and multi-book catalog operation. The Company offers live programming 24 hours per day, 7 days a week. Approximately 21.8 million homes are able to receive ValueVision's programming of which approximately 10.6 million homes are on a full-time basis and another 11.2 million homes are on a part-time basis. In addition, the company operates several direct mail operations and an Internet shopping website (www.vvtv.com). The Company's shares are traded on the Nasdaq Stock Market under the symbol VVTV.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-K and other communications by the Company contain statements that are forward-looking, such as statements relating to increased cable home distribution and development of electronic commerce and internet opportunities, a private label credit card and of programming concepts by NBC. There are certain important factors that could cause results to differ materially from those anticipated statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including the possibility that cable distribution will not increase, that development of the credit card, electronic commerce and internet opportunities and programming concepts, may not occur, or that if they occur, will not be profitable. For more information on the potential factors that could affect the Company's financial results, investors should refer to the Company's recent filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.)




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

10.1 Investment Agreement by and between ValueVision and GE Capital dated as of March 8, 1999.

10.2 Distribution and Marketing Agreement dated as of March 8, 1999 by and between NBC and ValueVision.

10.3     Letter Agreement dated March 8, 1999 between NBC, GE Capital and
         ValueVision.

10.4     Form of Shareholder Agreement between ValueVision and GE Capital.

10.5 Form of Certificate of Designation of Series A Redeemable Convertible Preferred Stock.

10.6     Form of ValueVision Common Stock Purchase Warrant to be issued to GE
         Capital.

10.7     Form of Registration Rights Agreement between ValueVision and GE
         Capital.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 17th day of March, 1999.

                                            VALUEVISION INTERNATIONAL, INC.



                                            By:  /s/ David T. Quinby
                                               ---------------------------------
                                                     David T. Quinby
                                                     Vice President, General
                                                     Counsel and Secretary




























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